Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

THE AMENDED AND RESTATED BYLAWS OF

INTEGRATED SILICON SOLUTION, INC.,

a Delaware corporation

The undersigned, John M. Cobb, hereby certifies that:

1. He is the duly elected Secretary of Integrated Silicon Solution, Inc., a Delaware corporation (the “Company”).

2. Pursuant to a resolution duly adopted by the Board of Directors of Integrated Silicon Solution, Inc., a Delaware corporation, effective March 12, 2015, the Amended and Restated Bylaws are amended to add a new Section 8.8 which shall read as follows:

“Section 8.8 FORUM FOR ADJUDICATION OF DISPUTES

Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine (each, an “Action”) shall be the Courts of Santa Clara County in the State of California (a “Chosen Court”) (or, only if the Courts of Santa Clara County in the State of California decline to accept jurisdiction over a particular matter, any federal court within the State of California), in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this bylaw.”

3. The matters set forth in this certificate are true and correct to my own knowledge.

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IN WITNESS HEREOF, the undersigned has set her hand hereto this 12th day of March, 2015.

/s/ John M. Cobb
John M. Cobb, Secretary

CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED BYLAWS

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